Exhibit 99.1

NEWS RELEASE

Media Contact: Colleen Flanagan Johnson, cefjohnson@magellanhealth.com, (860) 507-1923

Investor Contact: Renie Shapiro Silver, rshapiro@magellanhealth.com, (877) 645-6464

Magellan Health Reports Second Quarter 2016 Financial Results

Scottsdale, Ariz. — July 29, 2016 — Magellan Health, Inc. (NASDAQ: MGLN) today reported financial results for the second quarter of 2016, as summarized below. For the quarter ended June 30, 2016, the company reported net revenue of $1.16 billion, segment profit of $56.9 million, and net income of $4.0 million, or $0.16 per diluted common share. In addition, the company reported adjusted net income of $14.4 million and adjusted earnings per share of $0.58. As of June 30, 2016, the company had unrestricted cash and investments of $236.3 million.

Second Quarter Financial Results*

	Three Months Ended June 30			Six Months Ended June 30
			Inc/			Inc/
(Millions, except per share results)	2016	2015	(Dec)	2016	2015	(Dec)
Net Revenue	$1,164.3	$1,157.6	0.6%	$2,281.4	$2,138.6	6.7%
Segment Profit*	56.9	53.2	7.0%	116.8	118.1	(1.1)%
Net Income	4.0	4.6	(13.0)%	17.2	11.9	44.5%
Adjusted Net Income*	14.4	14.7	(2.0)%	33.8	39.1	(13.6)%

Per Share Results:
Earnings per Share	0.16	0.17	(5.9)%	0.70	0.45	55.6%
Adjusted Earnings per Share*	0.58	0.56	3.6%	1.38	1.47	(6.1)%

Variances for the three months ended June 30, 2016 versus June 30, 2015:

•                  The increase in revenue between periods is attributable to the impact of new business and same store growth, as well as revenue from The Management Group (TMG) acquisition, which were partially offset by the loss of revenues associated with terminated contracts.

•                  The increase in segment profit is primarily due to the impact of new business, net same store growth, strong earnings in our Pharmacy business, and the inclusion of TMG’s results in the current quarter, partially offset by the impact of contract terminations. In addition, the current quarter includes a loss of approximately $4.5 million from our Part D Plan, most of which we project to be timing-related as a result of benefit seasonality in the first half of the year. Included in segment profit this quarter is approximately $2 million of net favorable non-recurring items. This is mainly related to $5.5 million of favorable prior period medical claims development in the Healthcare segment, partially offset by one-time corporate costs related to the Armed Forces Services Corporation (AFSC) and TMG acquisitions, as well as severance expense.

* Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

•                  In addition to the items affecting adjusted net income explained below, the change in net income between periods also reflects lower contingent consideration expense and stock compensation expense related to acquisitions, partially offset by a $4.8 million impairment of acquisition intangibles in the current quarter. This reflects the full impairment of the Fully Integrated Duals Advantage (FIDA) and Medicare Advantage customer contract intangibles recorded for the investment in AlphaCare.

•                  The change in adjusted net income between periods was mainly due to a higher effective income tax rate, offset by higher segment profit in the current quarter.

“During the second quarter, we experienced strong financial results and sales across all of our Pharmacy markets, while remaining focused on a number of strategic efforts to continue driving growth and customer results,” said Barry M. Smith, chairman and chief executive officer of Magellan Health. “In our Healthcare business, the second quarter results were solid and reflect continued progress in executing our key priorities.”

Results and Outlook

“I’m encouraged by the strong sales results and pipeline in both our Healthcare and Pharmacy businesses, and believe we are on track to meet our full-year financial objectives,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “We closed on an additional $200 million term loan on June 27, 2016. The purpose of this facility was to provide funds to address capital needs for the AFSC acquisition, Part D Plan receivables, and for contingent consideration payments. This term loan matures on December 29, 2017.

“We are revising our guidance to reflect the impact of the AFSC acquisition, the impairment of AlphaCare contract intangible assets, higher than anticipated Pharmacy revenues and recent share repurchases. We now expect revenue to be in the range of $4.76 to $5.00 billion and segment profit to be in the range of $271 to $291 million. We are revising our expectation of net income to be $49 to $68 million, with EPS between $1.99 and $2.77 per share. Adjusted net income is expected to be between $85 and $104 million, with adjusted EPS between $3.45 and $4.22. EPS and adjusted EPS are based on average fully diluted shares of 24.6 million. This updated share count reflects share repurchases and option exercises through July 27, 2016, but excludes any potential future activity. In addition, we are revising our guidance for cash flow from operations to a range of $104 million to $135 million, due to the acquisition of AFSC.

“Compared to the first half of 2016, we expect the second half of the year to produce stronger segment profit due to the seasonality and timing of care results and customer settlements, mainly in our Healthcare business, normal earnings seasonality in our Part D Plan, the impact of new business growth across our businesses, improved care management results, primarily in MCC of Florida, and the impact of the AFSC and TMG acquisitions.”

Earnings Conference Call

Management will host a conference call at 10:00 a.m. Eastern on Friday, July 29, 2016. To participate in the conference call, interested parties should call 1-800-857-1812 and reference the pass code Second Quarter 2016 Earnings Call approximately 15 minutes before the start of the call. The conference call will also be available via a live webcast at Magellan’s investor relations page at MagellanHealth.com.

About Magellan Health: Headquartered in Scottsdale, Ariz., Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan develops innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve — all within a customer-first culture. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, as well as amortization of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from non-GAAP measures to the corresponding GAAP measures.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding updated 2016 guidance for revenue, segment profit, net income, earnings per share, adjusted net income, adjusted earnings per share and cash flow from operations, expected increased segment profit run rate for the remainder of 2016, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016, and the company’s subsequent Quarterly Reports on Form 10-Q filed during 2016. Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016 (1)	2015	2016 (1)

Net revenue:
Managed care and other	$776,240	$699,861	$1,524,890	$1,376,322
PBM and dispensing	381,367	464,484	613,685	905,045
Total net revenue	1,157,607	1,164,345	2,138,575	2,281,367

Costs and expenses:
Cost of care	568,288	472,529	1,090,616	930,160
Cost of goods sold	361,409	436,930	579,616	852,389
Direct service costs and other operating expenses (2)(3)(4)	191,455	214,077	395,905	406,533
Depreciation and amortization	25,022	25,580	48,518	50,587
Interest expense	1,653	1,994	3,279	3,742
Interest income	(500)	(692)	(966)	(1,375)
Total costs and expenses	1,147,327	1,150,418	2,116,968	2,242,036
Income before income taxes	10,280	13,927	21,607	39,331
Provision for income taxes	5,987	12,615	10,120	24,628
Net income	4,293	1,312	11,487	14,703
Less: net loss attributable to non-controlling interest	(350)	(2,646)	(444)	(2,492)
Net income attributable to Magellan Health, Inc.	$4,643	$3,958	$11,931	$17,195

Weighted average number of common shares outstanding — basic	25,684	23,516	25,502	23,570
Weighted average number of common shares outstanding — diluted	26,776	24,546	26,588	24,517

Net income per common share attributable to Magellan Health, Inc. — basic	$0.18	$0.17	$0.47	$0.73
Net income per common share attributable to Magellan Health, Inc. — diluted	$0.17	$0.16	$0.45	$0.70

Net income	$4,293	$1,312	$11,487	$14,703
Other comprehensive income:
Unrealized (losses) gains on available-for-sale securities (5)	(93)	(2)	(24)	236
Comprehensive income	4,200	1,310	11,463	14,939
Less: comprehensive (loss) income attributable to non-controlling interest	(350)	(2,646)	(444)	(2,492)
Comprehensive income attributable to Magellan Health, Inc.	$4,550	$3,956	$11,907	$17,431

(1) For a more detailed discussion of Magellan Health’s results for the quarterly period ended June 30, 2016, refer to the Company’s quarterly report on Form 10-Q, which will be filed with the SEC on, or shortly after, Friday, July 29, 2016, and the live broadcast or taped replay of the Company’s earnings conference call on Friday, July 29, 2016, which will be available at MagellanHealth.com.

(2) Includes stock compensation expense of $13,795 and $9,510 for the three months ended June 30, 2015 and 2016, respectively, and $27,696 and $18,397 for the six months ended June 30, 2015 and 2016, respectively.

(3) Includes changes in fair value of contingent consideration of $2,567 and $463 for the three months ended June 30, 2015 and 2016, respectively, and $17,536 and $197 for the six months ended June 30, 2015 and 2016, respectively.

(4) Includes impairment of intangible assets of $4,800 for the three and six months ended June 30, 2016.

(5) Net of income tax (benefit) provision of $(48) and $1 for the three months ended June 30, 2015 and 2016, respectively, and $(2) and $147 for the six months ended June 30, 2015 and 2016, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016 (1)	2015	2016 (1)

Adjusted net income	$14,722	$14,351	$39,106	$33,780
Adjusted for acquisitions starting in 2013 Stock compensation relating to acquisitions	(8,498)	(4,556)	(16,836)	(9,112)
Changes in fair value of contingent consideration	(2,567)	(463)	(17,536)	(197)
Amortization of acquired intangibles	(5,260)	(5,509)	(9,643)	(11,289)
Impairment of intangible assets, net of non-controlling interest	—	(3,936)	—	(3,936)
Tax impact	6,246	4,071	16,840	7,949
Net income attributable to Magellan Health, Inc.	$4,643	$3,958	$11,931	$17,195

Adjusted EPS	$0.56	$0.58	$1.47	$1.38
Adjusted for acquisitions starting in 2013 Stock compensation relating to acquisitions	(0.32)	(0.19)	(0.63)	(0.37)
Changes in fair value of contingent consideration	(0.10)	(0.02)	(0.66)	(0.01)
Amortization of acquired intangibles	(0.20)	(0.22)	(0.36)	(0.46)
Impairment of intangible assets, net of non-controlling interest	—	(0.16)	—	(0.16)
Tax impact	0.23	0.17	0.63	0.32
Net income per common share attributable to Magellan Health, Inc. — diluted	$0.17	$0.16	$0.45	$0.70

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 will be filed with the SEC on, or shortly after, Friday, July 29, 2016.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2015	2016 (1)

Cash flows from operating activities:
Net income	$11,487	$14,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48,518	50,587
Non-cash impairment of intangible assets	—	4,800
Non-cash interest expense	197	204
Non-cash stock compensation expense	27,696	18,397
Non-cash income tax (benefit) provision	(3,323)	1,570
Non-cash amortization on investments	2,966	3,147
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	84,004	53,528
Accounts receivable, net	(32,064)	(74,430)
Pharmaceutical inventory	(2,919)	(12,246)
Other assets	(31,551)	(56,460)
Accounts payable and accrued liabilities	(72,439)	14,050
Medical claims payable and other medical liabilities	45,544	(34,460)
Contingent consideration	36,245	(50,904)
Tax contingencies	(578)	647
Deferred credits and other long-term liabilities	(1,059)	663
Other	(48)	23
Net cash provided by (used in) operating activities	112,676	(66,181)

Cash flows from investing activities:
Capital expenditures	(37,653)	(30,522)
Acquisitions and investments in businesses, net of cash acquired	(55,943)	(16,050)
Purchase of investments	(293,348)	(211,061)
Maturity of investments	215,984	246,786
Net cash used in investing activities	(170,960)	(10,847)

Cash flows from financing activities:
Proceeds from issuance of debt	—	225,000
Payments to acquire treasury stock	(68,783)	(25,458)
Proceeds from exercise of stock options and warrants	49,170	9,691
Payments on long-term debt and capital lease obligations	(8,299)	(9,401)
Payments on contingent consideration	(4,439)	(39,958)
Tax benefit from exercise of stock options and vesting of stock awards	3,774	472
Other	(616)	(94)
Net cash (used in) provided by financing activities	(29,193)	160,252

Net (decrease) increase in cash and cash equivalents	(87,477)	83,224
Cash and cash equivalents at beginning of period	255,303	115,432
Cash and cash equivalents at end of period	$167,826	$198,656

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period June 30, 2016 will be filed with the SEC on, or shortly after, Friday, July 29, 2016.

(2)  Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the six months ended June 30, 2015 and 2016, restricted cash of $63,167 and $(31,359), respectively, was shifted to (from) restricted investments that resulted in an operating cash flow source (use).

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2016 (1)	2015	2016 (1)

Healthcare
Managed care and other net revenue	$722,471	$637,970	$1,422,064	$1,256,898
Cost of care	568,288	472,529	1,090,621	930,160
Direct service costs and other	108,789	123,668	221,509	232,968
Stock compensation expense (2)	(1,784)	(2,451)	(4,972)	(4,470)
Changes in fair value of contingent consideration (2)	(71)	(390)	(171)	(70)
Impairment of intangible assets (2)	—	(4,800)	—	(4,800)
Non-controlling interest - segment profit (loss) (3)	(273)	(1,305)	(393)	(1,136)
Healthcare segment profit	47,522	50,719	115,470	104,246
Allocated corporate costs (4)	15,990	16,297	31,738	32,614
Healthcare segment profit after corporate allocations	31,532	34,422	83,732	71,632

Pharmacy Management
Managed care and other net revenue	53,782	61,975	102,850	119,552
PBM and dispensing revenue	408,924	495,399	667,717	965,633
Cost of care	—	—	(5)	—
Cost of goods sold	387,828	466,637	631,366	910,586
Direct service costs and other	56,753	60,102	120,850	116,733
Stock compensation expense (2)	(10,339)	(5,548)	(19,744)	(10,970)
Changes in fair value of contingent consideration (2)	(2,496)	(73)	(17,365)	(127)
Pharmacy Management segment profit	30,960	36,256	55,465	68,963
Allocated corporate costs (4)	4,285	3,984	8,421	8,194
Pharmacy Management segment profit after corporate allocations	26,675	32,272	47,044	60,769

Corporate and Other (including eliminations) (5)
Managed care and other net revenue eliminations	(13)	(84)	(24)	(128)
PBM and dispensing revenue eliminations	(27,557)	(30,915)	(54,032)	(60,588)
Cost of care eliminations	—	—	—	—
Cost of goods sold eliminations	(26,419)	(29,707)	(51,750)	(58,197)
Corporate and eliminations	25,913	30,307	53,546	56,832
Stock compensation expense (2)	(1,672)	(1,511)	(2,980)	(2,957)
Non-controlling interest - segment profit (loss) (3)	(77)	(7)	(51)	(11)
Corporate and Other (including eliminations)	(25,315)	(30,081)	(52,821)	(56,383)
Allocated corporate costs (4)	(20,275)	(20,281)	(40,159)	(40,808)
Corporate costs and eliminations after corporate allocations	(5,040)	(9,800)	(12,662)	(15,575)

Consolidated
Managed care and other net revenue	776,240	699,861	1,524,890	1,376,322
PBM and dispensing revenue	381,367	464,484	613,685	905,045
Cost of care	568,288	472,529	1,090,616	930,160
Cost of goods sold	361,409	436,930	579,616	852,389
Direct service costs and other	191,455	214,077	395,905	406,533
Stock compensation expense (2)	(13,795)	(9,510)	(27,696)	(18,397)
Changes in fair value of contingent consideration (2)	(2,567)	(463)	(17,536)	(197)
Impairment of intangible assets (2)	—	(4,800)	—	(4,800)
Non-controlling interest - segment profit (loss) (3)	(350)	(1,312)	(444)	(1,147)
Consolidated segment profit	$53,167	$56,894	$118,114	$116,826

Reconciliation of segment profit to income before income taxes:
Segment profit	$53,167	$56,894	$118,114	$116,826
Stock compensation expense	(13,795)	(9,510)	(27,696)	(18,397)
Changes in fair value of contingent consideration	(2,567)	(463)	(17,536)	(197)
Impairment of intangible assets	—	(4,800)	—	(4,800)
Non-controlling interest segment profit (loss)	(350)	(1,312)	(444)	(1,147)
Depreciation and amortization	(25,022)	(25,580)	(48,518)	(50,587)
Interest expense	(1,653)	(1,994)	(3,279)	(3,742)
Interest income	500	692	966	1,375
Income before income taxes	$10,280	$13,927	$21,607	$39,331

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 will be filed with the SEC on, or shortly after, Friday, July 29, 2016.

(2) Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to the acquisitions, and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(3) The non-controlling portion of AlphaCare’s segment profit (loss) is excluded from the computation of segment profit.

(4) Effective January 1, 2016, the Company implemented changes related to the allocation of Corporate operational and support functions. These changes were applied retrospectively.

(5) Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.